Exhibit 99.1

Genpact Reports 2008 Fourth Quarter and Full Year Results

2008 Full Year Revenues Grow 26%,

Adjusted Income from Operations Increases 33%

Gurgaon, India and New York, NY, February 18, 2009 – Genpact Limited (NYSE: G), a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world, today announced financial results for the fourth quarter and full year ended December 31, 2008.

Key Financial Results - Full Year 2008

• Revenues were $1.04 billion, up 26% from $823.2 million in 2007.

• Net income was $125.1 million, up 122% from $56.4 million in 2007; net income margin was 12.0%, up from 6.9% in 2007.

• Diluted earnings per common share were $0.57, up from $0.12 per share in 2007.

• Adjusted income from operations increased 33% to $178.4 million, compared to $134.4 million in 2007.

• Adjusted income from operations margin was 17.1%, up from 16.3% in 2007.

• Adjusted diluted earnings per share were $0.76, up from $0.50 in 2007.

Key Financial Results - Fourth Quarter 2008

• Revenues were $281.8 million, up 22% from $231.6 million in the fourth quarter of 2007.

• Net income was $47 million, up 51% from $31.2 million in the fourth quarter of 2007; net income margin for the fourth quarter of 2008 was 16.7%, up from 13.5% in the fourth quarter of 2007.

• Diluted earnings per common share were $0.22, up from $0.14 per share in the fourth quarter of 2007.

• Adjusted income from operations increased 24% to $58.7 million compared to $47.3 million in the fourth quarter of 2007.

• Adjusted income from operations margin was 20.8%, up from 20.4% in the fourth quarter of 2007.

• Adjusted diluted earnings per share were $0.23, up from $0.20 in the fourth quarter of 2007.

Pramod Bhasin, Genpact’s President and CEO said, “Genpact completed 2008 with solid growth in revenue, margins and earnings despite the continuing challenges in the global economy.  Revenues were up 26% for the year, driven by balanced growth with existing Global Clients as well as growth with GE.  We continue to diversify and drive growth across key geographic markets with new delivery centers in Guatemala, Poland and Morocco.”

Revenues from clients other than GE, which we refer to as Global Clients revenues, grew 62% over 2007 driven by our ability to grow with our existing clients across the broad spectrum of our services and solutions.

During the fourth quarter of 2008 we added a number of clients from a wide range of industries and geographies, with whom we believe we can grow substantially in the longer term.  Among these new additions are:

•                  A leading provider of retail-based financial services in the BSFI space

•                  A global chemicals manufacturing and marketing company

•                  A major building materials supplier

•                  A major Indian financial services company

•                  A European biopharmaceuticals company

GE revenues for 2008 grew 1.8% over 2007, prior to adjustments for dispositions by GE of businesses that we continue to serve. Adjusted for such dispositions by GE, the growth rate was 7%.

Revenue per employee in 2008 increased to $30,800 from $28,200 in 2007, reflecting a combination of higher value work we are doing for clients and geographic mix.

As of December 31, 2008, Genpact had approximately 36,200 employees worldwide, an increase from 32,700 at the end of 2007. Our attrition rate for the entire year, measured from day one of employment, was 26% compared to 30% in 2007.  Genpact’s attrition rate would be 20% if measured after six months of employment, as many of Genpact’s competitors do.

Diversified Business Model

Genpact’s clients are in a diverse range of industries.  In 2008, 42% of our revenues were from banking, financial services and insurance clients and 42% were from manufacturing clients that included aircraft, infrastructure, automotive, and pharmaceuticals businesses.  The remaining 16% of revenues for 2008 came from clients providing healthcare, retail, transportation and logistics, media and entertainment and hospitality services.

In 2008, approximately 80% of Genpact’s revenues came from business process services, up from 76% in 2007, while revenues from IT services were 20%, reflecting the continuing industry softness in IT spending.

Bhasin added, “Our balanced revenue growth in 2008 – by client, vertical market and geographic region – reflects Genpact’s ability to expand its relationships with clients by providing services that address their needs, as well as add new clients to drive sustainable revenue growth.  Existing clients represented approximately 85% of our growth in 2008, with the balance coming from new clients added during the year.  Our results demonstrate the trust our clients have in Genpact and our ability to deliver value to them, especially in these turbulent times.”

In 2008, 29 client relationships each accounted for $5 million or more of our annual revenues, up from 18 in 2007.  Of those, four client relationships each accounted for $25 million or more of our annual 2008 revenues.  We believe that several of the remaining 25 clients accounting for $5 million of more of 2008 revenues, as well as some of our newer clients, can each eventually grow to $25 million or more in annual revenues.

Improved Profitability and Cash Flows

For 2008 we improved our adjusted operating income margin by 80 basis points to 17.1% from 16.3% in 2007, primarily resulting from our ability to control our costs relative to revenue growth.

Genpact generated $211 million of cash from operations in 2008, up from $150 million in 2007, primarily due to higher profits and better working capital management.  Genpact has a strong balance sheet, with approximately $385 million in Cash and Cash Equivalents, Short Term Investments and Short Term Deposits with GE.

2009 Outlook

Bhasin continued, “We are today providing our first look at guidance for 2009.  We saw changes in the environment over the course of the year, which accelerated dramatically in the fourth quarter due to the liquidity crisis, and resulted in a recession.  While this makes for challenges and uncertainty, it also produces opportunities. We see new opportunities in specific areas such as collections, supply chain, India and China and intend to put renewed focus on these areas to drive growth.  Our clients are increasingly focused on cash flow and cost containment.”

“Genpact is well-positioned with solutions to address these needs.  We are staying close to our clients to ensure that our execution is flawless and drives business outcomes that are of relevance to them, with a focus on cash improvement and cost management.  We believe this is the right time to invest in our clients and our capabilities and that businesses that invest during difficult times emerge stronger in recovery. We are also preparing for what we expect will be an increasingly competitive pricing environment.”

“Based on our current view of our markets and feedback from our clients, we expect revenue growth of 10% to 15%, from a base of $1.04 billion in 2008, and adjusted operating income margin of 16% to 17%, compared to 17.1% in 2008.  We are still very optimistic about the opportunities for Genpact, both with existing clients and potential new ones, but we are taking a cautious approach to the current and anticipated environment.”

Conference Call

Genpact management will host a conference call at 8 a.m. (Eastern Standard Time) on February 18, 2009 to discuss the Company’s performance for the periods ended December 31, 2008. To participate, callers can dial 1 (866) 383-8003 from within the U.S. or 1 (617) 597-5330 from any other country. Thereafter, callers need to enter the participant passcode, which is 72051182.

For those who cannot participate in the call, a replay and podcast will be available on our website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on our website.

About Genpact

Genpact is a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world. The Company combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, Morocco, the Philippines, Poland, the Netherlands, Romania, Spain, Guatemala and the United States. For more information, see our website at: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to pay undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. The Company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the Company.

Contact

Investors	Anil Nayar
+91 (124) 402-3079
anil.nayar@genpact.com

Media	Anita Trehan
+91 (124) 402 2726
anita.trehan@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,
	2007	2008
Assets
Current assets
Cash and cash equivalents	$279,306	$184,050
Short term investments	—	141,662
Accounts receivable, net	99,354	140,504
Accounts receivable from a significant shareholder, net	93,307	88,793
Short term deposits with a significant shareholder	35,079	59,332
Deferred tax assets	9,683	38,629
Due from a significant shareholder	8,977	1,428
Prepaid expenses and other current assets	146,155	89,936
Total current assets	671,861	744,334

Property, plant and equipment, net	195,660	174,266
Deferred tax assets	2,196	111,002
Investment in equity affiliate	197	970
Customer-related intangible assets, net	99,257	56,858
Other intangible assets, net	10,375	5,309
Goodwill	601,120	531,897
Other assets	162,800	71,690
Total assets	$1,743,466	$1,696,326

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	As of December 31,
	2007	2008
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$—	$25,000
Current portion of long-term debt	19,816	29,539
Current portion of long-term debt from a significant shareholder	1,125	—
Current portion of capital lease obligations	38	41
Current portion of capital lease obligations payable to a significant shareholder	1,826	1,968
Accounts payable	12,446	8,377
Income taxes payable	7,035	2,081
Deferred tax liabilities	20,561	12
Due to a significant shareholder	8,930	9,832
Accrued expenses and other current liabilities	206,562	349,761
Total current liabilities	$278,339	$426,611

Long-term debt, less current portion	100,041	69,665
Long-term debt from a significant shareholder, less current portion	2,740	—
Capital lease obligations, less current portion	137	82
Capital lease obligations payable to a significant shareholder, less current portion	2,969	4,259
Deferred tax liabilities	40,738	10,174
Due to a significant shareholder	8,341	7,322
Other liabilities	56,366	333,847
Total liabilities	$489,671	$851,960

Minority interest	3,066	2,573

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 212,101,874 and 214,560,620 issued and outstanding as of December 31, 2007 and 2008, respectively	2,121	2,146
Additional paid-in capital	1,000,179	1,030,304
Retained earnings	26,469	151,610
Accumulated other comprehensive income (loss)	221,960	(342,267)
Total shareholders’ equity	1,250,729	841,793
Commitments and contingencies	—	—
Total liabilities, minority interest and shareholders’ equity	$1,743,466	$1,696,326

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,
	2006	2007	2008
Net revenues
Net revenues from services — significant shareholder	$453,305	$481,270	$490,153

Net revenues from services — others	158,282	340,408	550,639
Other revenues	1,460	1,493	55
Total net revenues	613,047	823,171	1,040,847
Cost of revenue
Services	368,141	481,805	619,231
Others	1,090	1,133	—
Total cost of revenue	369,231	482,938	619,231
Gross profit	243,816	340,233	421,616

Operating expenses:
Selling, general and administrative expenses	161,966	218,237	254,533
Amortization of acquired intangible assets	41,715	36,938	36,513
Other operating (income) expense, net	(4,930)	(4,264)	(3,143)
Income from operations	$45,065	$89,322	$133,713

Foreign exchange (gains) losses, net	1,908	2,518	(4,089)
Other income (expense), net	(9,235)	(5,196)	6,547

Income before share of equity in (earnings) loss of affiliates, minority interest and income tax expense (benefit)	33,922	81,608	144,349

Minority interest	—	8,387	9,460

Income before share of equity in (earnings) loss of affiliates and income tax expense (benefit)	33,922	73,221	134,889

Equity in (gain) loss of affiliates	—	255	925

Income tax expense (benefit)	(5,850)	16,543	8,823
Net Income	$39,772	$56,423	$125,141

Net income (loss) available to common shareholders	(10,568)	17,285	125,141
Earnings (loss) per common share —
Basic	$(0.15)	$0.13	$0.59

Diluted	$(0.15)	$0.12	$0.57

Weighted average number of common shares used in computing earnings (loss) per common share -
Basic	70,987,180	135,517,771	213,480,623
Diluted	70,987,180	142,739,811	218,444,224

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,		Quarter ended December 31,
	2007	2008	2007	2008
Net revenues
Net revenues from services — significant shareholder	$481,270	$490,153	113,056	126,475
Net revenues from services — others	340,408	550,639	118,500	155,353
Other revenues	1,493	55	1	18
Total net revenues	823,171	1,040,847	231,557	281,846
Cost of revenue
Services	481,805	619,231	130,707	170,293
Others	1,133	—	—	—
Total cost of revenue	482,938	619,231	130,707	170,293
Gross profit	340,233	421,616	100,850	111,553

Operating expenses:
Selling, general and administrative expenses	218,237	254,533	58,526	54,590
Amortization of acquired intangible assets	36,938	36,513	8,951	7,714
Other operating (income) expense, net	(4,264)	(3,143)	(1,731)	(1,636)
Income from operations	$89,322	$133,713	35,104	50,885

Foreign exchange (gains) losses, net	2,518	(4,089)	4,003	3,301
Other income (expense), net	(5,196)	6,547	2,501	(1,737)

Income before share of equity in (earnings) loss of affiliates, minority interest and income tax expense (benefit)	81,608	144,349	33,602	45,847

Minority interest	8,387	9,460	2,633	1,619

Income before share of equity in (earnings) loss of affiliates and income tax expense (benefit)	73,221	134,889	30,969	44,228

Equity in (gain) loss of affiliates	255	925	114	643

Income tax expense (benefit)	16,543	8,823	(306)	(3,412)
Net Income	$56,423	$125,141	31,161	46,997

Net income (loss) available to common shareholders	17,285	125,141	31,161	46,997
Earnings (loss) per common share —
Basic	$0.13	$0.59	$0.15	$0.22

Diluted	$0.12	$0.57	$0.14	$0.22

Weighted average number of common shares used in computing earnings (loss) per common share -
Basic	135,517,771	213,480,623	211,851,694	214,541,098
Diluted	142,739,811	218,444,224	218,723,403	217,053,504

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months period ended,
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008

Statement of income data
Total net revenues	$234,626	$253,576	$270,799	$281,846
Cost of revenue	146,082	147,092	155,765	170,293
Gross profit	88,544	106,484	115,034	111,553
Income from operations	17,322	29,178	36,328	50,885
Income before share of equity in (earnings) loss of affiliate, minority interest and income tax expense	25,911	31,443	41,148	45,847
Net Income	$19,693	$24,816	$33,634	$46,997

	Three months period ended,
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007

Statement of income data
Total net revenues	$176,160	$200,686	$214,769	$231,556
Cost of revenue	108,858	120,743	122,663	130,674
Gross profit	67,302	79,943	92,106	100,882
Income from operations	10,547	19,150	24,523	35,102
Income before share of equity in (earnings) loss of affiliate, minority interest and income tax expense	6,994	16,083	24,932	33,599
Net Income	$1,848	$7,093	$16,323	$31,159

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands, except per share data)

	Year ended December 31,
	2006	2007	2008
Operating activities
Net income	$39,772	$56,423	$125,141
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	34,944	47,652	54,640
Amortization of debt issue costs	3,289	718	645
Amortization of acquired intangible assets	43,047	37,956	37,426
Loss (gain) on sale of property, plant and equipment, net	(298)	(145)	1,766
Provision for doubtful receivables	1,446	3,934	1,876
Provision for mortgage loans	—	1,590	754
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(1,812)	(2,663)	2,583
Equity in loss of affiliates	—	255	925
Minority interest	—	8,387	9,460
Share-based compensation expense	4,501	13,021	16,936
Deferred income taxes	(8,804)	(4,873)	(24,421)
Change in operating assets and liabilities:
Increase in accounts receivable	(64,046)	(39,459)	(42,429)
Increase in other assets	(20,919)	(6,173)	(1,095)
Decrease in accounts payable	(1,221)	(2,710)	(3,054)
Increase in accrued expenses and other current liabilities	1,221	25,372	27,954
(Decrease) Increase in income taxes payable	(3,295)	5,984	(4,758)
Increase in other liabilities	8,743	4,718	6,886
Net cash provided by operating activities	$36,568	$149,987	$211,235

Investing activities
Purchase of property, plant and equipment	(79,217)	(65,896)	(62,421)
Purchase of property, plant and equipment in assets acquisition	—	—	(7,015)
Proceeds from sale of property, plant and equipment	4,526	3,161	7,404
Investment in affiliates	—	(441)	(1,789)
Purchase of short term investment	—	—	(182,441)
Proceeds from sale of short term investment	—	—	40,780
Short term deposits placed	(167,746)	(251,832)	(282,348)
Redemption of short term deposits	202,521	219,317	248,383
Payment for business acquisition, net of cash acquired	(9,561)	(19,588)	—
Net cash used in investing activities	$(49,477)	$(115,279)	$(239,447)

Financing activities
Repayment of capital lease obligations	(1,647)	(2,950)	(3,139)
Proceeds from long-term debt	115,072	1,525	—
Repayment of long-term debt	(144,127)	(21,458)	(25,063)
Short-term borrowings, net	83,000	(83,000)	25,000
Repurchase of common shares and preferred stock from a significant shareholder	(49,995)	—	—
Repurchase of common shares and preferred stock	(130)	(1,994)	—
Proceeds from issuance of common shares on exercise of options	400	2,845	13,214
Proceeds from issuance of common shares from initial public offering	—	303,512	—
Direct cost incurred in relation to initial public offering	—	(8,830)	—
Payment to minority shareholders	—	(8,495)	(9,648)
Net cash provided by financing activities	$2,573	$181,155	$364

Effect of exchange rate changes	1,068	28,013	(67,408)
Net increase (decrease) in cash and cash equivalents	(10,336)	215,863	(27,848)
Cash and cash equivalents at the beginning of the period	44,698	35,430	279,306
Cash and cash equivalents at the end of the period	$35,430	$279,306	$184,050

Supplementary information
Cash paid during the period for interest	$14,399	$13,526	$6,250
Cash paid during the period for income taxes	$7,658	$19,789	$38,193
Property, plant and equipment acquired under capital lease obligation	$3,065	$2,487	$4,941
Shares issued for business acquisition	$—	$23,963	$—

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income, adjusted earnings per share and pro forma earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense related to employee stock options, amortization of acquired intangibles at formation in 2004 and additional depreciation due to mark-to-market adjustment at formation in 2004 for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles and additional depreciation due to mark-to-market adjustment at formation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

In addition, for its internal management reporting for 2007, Genpact’s management used adjusted earnings per share and pro forma earnings per share that do not include the impact of the undistributed earnings to preferred stock, the preferred dividend and the beneficial interest on conversion of the preferred stock dividend and assumes the preferred stock was converted to common shares. As of July 13, 2007, prior to the Company’s initial public offering, all the preferred stock was converted to common shares. Accordingly, the Company believes that to evaluate period to period comparisons, the presentation of non-GAAP adjusted earnings per share and pro forma earnings per share when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

During the second quarter of 2008, Genpact has reclassified its foreign exchange gains or losses from a separate line item in order to more clearly reflect Genpact’s costs, including the impact of its long-term foreign exchange hedging strategy. This reclassification affects income from operations and consequently affects adjusted income from operations. This reclassification does not affect adjusted net income or adjusted earnings per share.

Previous period information in the tables below is on a reclassified basis.

The following table shows the reconciliation of this adjusted financial measure from GAAP for the three months and year ended December 31, 2007 and 2008:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Year ended December 31,		Quarter ended December 31,
	2007	2008	2007	2008

Income from operations as per GAAP	$89,322	$133,713	$35,104	50,885
Add: Amortization of acquired intangible assets resulting from Formation Accounting	35,764	35,316	8,595	7,410
Add: Additional depreciation due to fair value adjustment resulting from Formation Accounting	2,056	56	514	14
Add: Share based compensation	13,021	16,936	4,112	4,293
Add: FBT impact on share based compensation recovered from employees	507	2,623	507	32
Add: Gain (loss) on interest rate swaps	(41)	(283)	(131)	—
Add: Other income	2,383	400	1,352	(1,603)
Less: Equity in loss of affiliate	(255)	(925)	(114)	(643)
Less: Minority interest	(8,387)	(9,460)	(2,633)	(1,619)
Adjusted income from operations	$134,370	$178,376	$47,304	58,769

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands)

	Year Ended December 31,		Quarter Ended December 31,
	2007	2008	2007	2008

Net income as per GAAP	$56,423	$125,141	31,161	$46,997
Add: Amortization of acquired intangible assets resulting from Formation Accounting	35,764	35,316	8,595	7,410
Add: Additional depreciation due to fair value adjustment resulting from Formation Accounting	2,056	56	514	14
Add: Stock based compensation	13,021	16,936	4,112	4,293
Add: FBT impact on stock based compensation recovered from employees	507	2,623	507	32
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(3,769)	(7,679)	(759)	(2,167)
Less: Tax impact on stock based compensation	(449)	(6,116)	(449)	(6,116)
Adjusted net income	$103,553	$166,277	$43,681	$50,463

Diluted adjusted earnings per share	$0.50	$0.76	$0.20	$0.23

Reconciliation of Pro Forma Earnings Per Share

(Unaudited)

(In thousands)

	Year Ended December 31,		Quarter Ended December 31,
	2007	2008	2007	2008

Net income (loss) available to common stock holders as per GAAP	17,285	125,141	31,161	46,997
Add : preferred dividend	7,643	—	—	—
Add : undistributed earnings to preferred stock	3,206	—	—	—
Add : beneficial interest on conversion of preferred stock dividend	28,289	—	—	—
Pro forma net income available to common stock holders	56,423	125,141	31,161	46,997

Diluted pro forma earnings per share	0.27	0.57	0.14	0.22

Weighted average number of common shares used in computing dilutive earnings (loss) per common share as per GAAP	142,739,811	218,444,224	218,723,403	217,053,504

Add: impact of preferred stock converted into common stock (a)	62,637,685	—	—	—
Weighted average number of adjusted common shares used in computing adjusted and pro forma dilutive earnings (loss) per common share	205,377,496	218,444,224	218,723,403	217,053,504

(a)  Pro forma earnings per share gives effect to the 2007 Reorganization as if it occurred on January 1, 2006. In the 2007 Reorganization, the shareholders of Genpact Global Holdings exchanged their preferred and common shares of GGH for common shares of Genpact Limited.